Exhibit 10.1
                                                                [Class A Stock]
                        RESTRICTED STOCK AWARD AGREEMENT
                                    UNDER THE
            TRIARC COMPANIES, INC. 2002 EQUITY PARTICIPATION PLAN


               RESTRICTED STOCK AWARD AGREEMENT (this "Agreement"), made as of ________ , 200_, by and between Triarc Companies, Inc. (the "Company") and
_________ ("Award Recipient"):

     WHEREAS, the Company maintains the 2002 Equity Participation Plan (the "Plan") under which the Performance Compensation Subcommittee of the Company's Board of Directors (the "Committee") may, among other things, award shares of the Company's Class A Common Stock, $.10 par value (the "Class A Common Stock"), to such eligible persons under the Plan as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

     WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient a restricted stock award conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with Delaware law;

     NOW, THEREFORE, in consideration of the mutual promises(s) and covenants(s) contained herein, it is hereby agreed as follows:

     1. DEFINED TERMS: Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Plan.

     2. AWARD OF RESTRICTED SHARES: Subject to the terms of the Plan and this Agreement, the Committee hereby awards to the Award Recipient a restricted stock award (the "Restricted Stock Award") on _________, 200_ (the "Award Date"), covering _____ shares of Class A Common Stock (the "Restricted Shares").

     3. VESTING: Subject to the Award Recipient's continued employment with the Company (other than as set forth in Paragraph 6),

     3.1 ______(1) Restricted Shares (the "First Tranche Shares") shall be eligible to vest and become nonforfeitable on the first anniversary of the Award Date (the "First Vesting Date") as follows:

3.1.1 if the closing price per share of Class B Common Stock, $.10 par value (the "Class B Common Stock") (for purposes of this Agreement, the "fair market value") on the First Vesting Date is at least $14.09, then 100% of the First Tranche Shares shall vest and become nonforfeitable;

3.1.2 if the fair market value of the Class B Common Stock on the First Vesting Date is less than $14.09 but greater than $12.09, then that number of Restricted Shares equal to the product of (a) the number of First Tranche Shares multiplied by (b) a fraction, the numerator of which is the excess of the fair market value on the First Vesting Date over $12.09 and the denominator of which is 2, shall vest and become nonforfeitable and any remaining Restricted Shares that are First Tranche Shares shall continue to be unvested; and

3.1.3 if the fair market value of the Class B Common Stock on the First Vesting Date is less than $12.09, then all of the First Tranche Shares shall continue to be unvested.

3.2 _______(2) Restricted Shares plus any of the First Tranche Shares that continue to be unvested following the First Vesting Date (the total, the "Second Tranche Shares") shall be eligible to vest and become nonforfeitable on the second anniversary of the Award Date (the "Second Vesting Date") as follows:

3.2.1 if the fair market value of the Class B Common Stock on the Second Vesting Date is at least $15.09, then 100% of the Second Tranche Shares shall vest and become nonforfeitable;

3.2.2 if the fair market value of the Class B Common Stock on the Second Vesting Date is less than $15.09 but greater than $12.09, then that number of Restricted Shares equal to the product of (a) the number of Second Tranche Shares multiplied by (b) a fraction, the numerator of which is the excess of the fair market value on the Second Vesting Date over $12.09 and the denominator of which is 3, shall vest and become nonforfeitable and any remaining Restricted Shares that are Second Tranche Shares shall continue to be unvested; and

3.2.3 if the fair market value of the Class B Common Stock on the Second Vesting Date is less than $12.09, then all of the Second Tranche Shares shall continue to be unvested.

3.3 _______(3) Restricted Shares plus any of the Second Tranche Shares that remain unvested following the Second Vesting Date (the total, the "Third Tranche Shares") shall be eligible to vest and become nonforfeitable on the third anniversary of the Award Date (the "Third Vesting Date") as follows:

3.3.1 if the fair market value of the Class B Common Stock on the Third Vesting Date is at least $16.09, then 100% of the Third Tranche Shares shall vest and become nonforfeitable;

3.3.2 if the fair market value of the Class B Common Stock on the Third Vesting Date is less than $16.09 but greater than $12.09, then that number of Restricted Shares equal to the product of (a) the number of Third Tranche Shares multiplied by (b) a fraction, (i) the numerator of which is the excess of the fair market value on the Third Vesting Date over $12.09 and (ii) the denominator of which is 4, shall vest and become nonforfeitable and any remaining Restricted Shares that are Third Tranche Shares shall continue to be unvested; and

3.3.3 if the fair market value of the Class B Common Stock on the Third Vesting Date is less than $12.09, then all of the Third Tranche Shares shall remain unvested.

3.4 Any of the Third Tranche Shares that remain unvested following the Third Vesting Date shall (and to the extent not inconsistent with Section 6 hereof) vest and become nonforfeitable on the fifth anniversary of the Award Date (the "Final Vesting Date") if the fair market value of the Class B Common Stock on the Final Vesting Date is at least $18.50. If the fair market value of the Class B Common Stock on the Final Vesting Date is less than $18.50, all remaining unvested Third Tranche Shares shall be automatically forfeited.

3.5 Each of the First Vesting Date, Second Vesting Date, Third Vesting Date and Final Vesting Date may be referred to herein as a "Vesting Date."

3.6 In the event that a partial Restricted Share would vest on any Vesting Date, the total number of Restricted Shares vesting on such Vesting Date shall be rounded up to the nearest whole Restricted Share.

4. STOCK CERTIFICATES: Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Award Recipient's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Restricted Shares, the applicable Vesting Date. As a condition to the receipt of this Restricted Stock Award, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares.

5. TRANSFERABILITY; RIGHTS AS STOCKHOLDER. Prior to the vesting of a Restricted Share, (i) such Restricted Share shall not be transferable by the Award Recipient by means of sale, assignment, exchange, pledge, or otherwise; provided, however, that the Award Recipient shall have the right to tender the Restricted Share for sale or exchange with the Company's written consent in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934 and (ii) unless and until such Restricted Share is forfeited pursuant to Paragraph 3 or Paragraph 6, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Share; provided that (i) non-cash dividends and distributions in respect of such Restricted Share shall be held by the Company in escrow and paid to the Award Recipient if and when the Restricted Share vests (and forfeited back to the Company if it does not) and (ii) cash dividends paid in respect of such Restricted Share shall be withheld by the Company and credited to an account on the books of the Company (the "Dividend Account"), and paid to the Award Recipient, along with interest thereon as described in the following sentence, if and when the Restricted Share vests (and forfeited back to the Company if it does not). Each cash dividend credited to the Dividend Account shall earn interest at a floating rate equal to five percent (5%) plus the Base Rate (the aggregate rate referred to as the "Interest Rate"), with the initial Interest Rate being established on the date of the first dividend payment in respect of an unvested Restricted Share following the date hereof, and then subsequently adjusted on the first day of each January, April, July and October thereafter. "Base Rate" shall mean the rate published on the applicable day (or the preceding business day, if such day is not a business day) in the Wall Street Journal for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

6. EFFECT OF TERMINATION OF EMPLOYMENT: If the Award Recipient's employment with the Company terminates on account of termination by the Company without cause, or on account of the Award Recipient's death or permanent disability, the Restricted Stock Award, to the extent not already not already vested, shall continue to be outstanding and be subject to the vesting and forfeiture provisions of this Agreement, as if such termination had not occurred. Upon termination of the Award Recipient's employment with the Company for any other reason, the Restricted Stock Award, to the extent not already vested, shall be forfeited, unless otherwise determined by the Committee in its sole discretion. For purposes of this Agreement, "cause" shall mean "cause" or any like term, as defined in any written employment contract or similar agreement between the Company and the Award Recipient or, if not so defined, "cause" shall mean (i) fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any affiliate, (ii) violation of a policy of the Company of any affiliate, or (iii) serious and willful acts or misconduct detrimental to the business or reputation of the Company or any affiliate.

7. BENEFICIARY: The Award Recipient may designate a beneficiary(ies) to receive the stock certificates representing those Restricted Shares that become vested and non-forfeitable upon the Award Recipient's death. The Award Recipient has the right to change such beneficiary designation at will.

8. EFFECT OF CHANGE OF CONTROL: Upon the occurrence of a Change of Control, any unvested Restricted Shares shall be deemed to have become vested and non-forfeitable as of immediately prior to the Change of Control.

9. 162(m) PERFORMANCE-BASED AWARD: The Restricted Stock Award is intended to be a 162(m) Performance-Based Award subject to the terms and conditions set forth in Section 23 of the Plan (as such Section may be revised or renumbered following the date hereof), and shall be construed and interpreted accordingly.

10. EFFECT OF CHANGES IN SHARES: In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of Capital Stock which may be delivered pursuant to the Plan ("Plan Shares"), (ii) any dividend or distribution on Plan Shares payable in Capital Stock, or extraordinary dividend payable in cash, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be necessary in order to prevent the dilution or enlargement of the rights of the Award Recipient, appropriately adjust the stock price targets contained in Section 3 of this Agreement. The Committee may exercise such authority to the extent the exercise of such authority after the Performance Goals Date in respect of the Restricted Stock Award would not cause the Restricted Stock Award to fail to be a 162(m) Performance-Based Award.

11. WITHHOLDING TAXES; 83(b) ELECTION: The Award Recipient hereby agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company upon each Vesting Date (or such later date as may be applicable under Section 83 of the Code), or other settlement in respect of, the Restricted Shares of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding Restricted Shares or other amounts from any compensation or other amount owing from the Company to the Award Recipient) to satisfy all obligations for the payment of such taxes. Notwithstanding the foregoing, the Award Recipient may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Shares and, if the Award Recipient does so, the Award Recipient shall timely notify the Company of such election and send the Company a copy thereof. The Award Recipient shall be solely responsible for properly and timely completing and filing any such election.

12. IMPACT ON OTHER BENEFITS: The value of the Restricted Stock Award (either on the Award Date or at the time any Restricted Shares become vested and non-forfeitable) shall not be includable as compensation or earnings for purposes of any benefit or incentive plan offered by the Company.



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13. ADMINISTRATION: The Committee shall have full authority and discretion
(subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

14. RIGHT TO CONTINUED EMPLOYMENT: Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue in the employ of the Company or in any way affect the Company's right to terminate the Award Recipient's employment without prior notice at any time for any reason.

15. BOUND BY PLAN: The Agreement shall be subject to the terms of the Plan, as amended. This Agreement may not in any way be amended, revised or superceded without the Award Recipient's written consent.

16. FORCE AND EFFECT: The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any on provision shall have no effect on the continuing force and effect of the remaining provisions.

17. GOVERNING LAW: This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.

18. SUCCESSORS: This Agreement shall be binding and inure to the benefit of the successors, assigns and heirs of the respective parties.

19. NOTICE: Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to the Secretary of the Company.

20. ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

               IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

                                                         TRIARC COMPANIES, INC.



                                                        By:_____________________
                                                           Name:
                                                           Title:



                                                        ------------------------
                                                         [Award Recipient]




--------
1 One-third of the Restricted Shares

2 One-third of the Restricted Shares

3 One-third of the Restricted Shares